As filed with the Securities and Exchange Commission on January 16, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)
____________________

Delaware	33-0145723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1048 Industrial Court
Suwanee, GA 30024
(858) 726-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Jeffry R. Keyes
Chief Financial Officer
Digirad Corporation
1048 Industrial Court
Suwanee, Georgia 30024
(858) 726-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:
Adam W. Finerman, Esq.
Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
(212) 451-2300
 ____________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
____________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
Common Stock, par value $0.0001 per share	—	—	—	—
Preferred stock, par value $0.0001 per share	—	—	—	—
Warrants	—	—	—	—
Debt Securities	—	—	—	—
Units	—	—	—	—
Total:	$20,000,000	—	$20,000,000	$2,324

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants and units and such indeterminate principal amount of debt securities as will have an aggregate offering price not to exceed $20,000,000. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable upon the exercise of warrants or conversion or exchange of any preferred stock, warrants, debt securities or units issued under this registration statement. Separate consideration may or may not be received for securities that are issuable upon the exercise, conversion, or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate maximum offering price of all securities sold pursuant to this registration statement exceed $20,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies.

(2)
The proposed maximum offering price per unit and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2015
PROSPECTUS
$20,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $20,000,000.
This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation and the nature of our arrangements with them will be described in the applicable prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.
Our common stock is listed on the NASDAQ Global Market under the symbol “DRAD.” We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Global Market. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
As of January 13, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $72.6 million based on 16,585,024 shares of outstanding common stock, at a price of $4.38 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on January 13, 2015. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.
This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.
You should consider the risks that we have described in this prospectus and in the accompanying prospectus supplement before you invest. See “Risk Factors” beginning on page 5.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is             , 2015

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $20,000,000. This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us.
The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering, as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.
In this prospectus, the terms “we,” “our,” “us,” and “our company” refer to Digirad Corporation and its subsidiaries, unless otherwise specified.

PROSPECTUS SUMMARY
The following summary does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of securities should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.
Our Company
Our business was originally incorporated in California in November 1985 and we reincorporated in Delaware in January 1997. Digirad delivers convenient, effective, and efficient diagnostic imaging solutions on an as needed, when needed, and where needed basis. We are one of the largest national providers of in-office nuclear cardiology imaging and ultrasound imaging services, and also provide cardiac event monitoring services. These services are provided to physician practices, hospitals and imaging centers through our Diagnostic Services business segment. We also sell medical diagnostic imaging systems including solid-state gamma cameras for nuclear cardiology and general nuclear medicine applications, as well as provide service on the products we sell through our Diagnostic Imaging business segment.
We were the first to commercialize solid-state nuclear gamma cameras for the detection of cardiovascular disease and other medical conditions. Our imaging systems are sold in both portable (i.e., movable) and fixed (i.e., stationary) configurations, and provide enhanced operability, improved patient comfort and can result in lower healthcare costs. Our triple-head Cardius® 3 XPO system provides significantly shorter image acquisition time when compared to traditional vacuum tube cameras. Our ergoTM imaging system is a large field-of-view general purpose imager featuring a sleek ergonomic (portable) design that offers clinical versatility and high performance. The ergoTM expands our reach beyond nuclear cardiology into general nuclear medicine with applicability to various disease states. Our nuclear cameras fit easily into floor spaces as small as seven feet by eight feet and facilitate the delivery of nuclear medicine procedures in a physician’s office or an outpatient hospital setting. The ergoTM can be used in the intensive and critical care units, pediatrics, trauma units, patient floors, emergency and operating rooms, women’s health or research areas.
Through Diagnostic Services, we offer a convenient and economically efficient diagnostic imaging services program as an alternative to purchasing a gamma camera or ultrasound equipment or outsourcing the procedures to another physician or imaging center. For physicians who wish to perform nuclear imaging, echocardiography, vascular or general ultrasound tests, or any combination of these procedures in their offices, we provide the ability for them to engage our services, which includes the use of our imaging system, qualified personnel, and related items required to perform imaging in the their own offices and bill Medicare, Medicaid or one of the third-party healthcare insurers directly for those services. The services of Diagnostic Services are also used by large and small hospitals, multi-practice physician groups, and imaging centers. The flexibility of our products and of Diagnostic Services allows physicians to ensure continuity of care and convenience for their patients and allows them to retain revenue from procedures they would otherwise refer to imaging centers and hospitals. Diagnostic Services provides services primarily to cardiologists, internal medicine physicians, and family practice doctors who enter into annual contracts for a set number of days ranging from once per month to five times per week. We experience some seasonality in our Diagnostic Services business related to vacations, holidays, and inclement weather. Most of the Diagnostic Services business focuses on cardiac care with an increase in the combination of cardiac, vascular and general ultrasound imaging in recent months. Many of the physicians who use Diagnostic Services are reliant on reimbursements from Medicare and third-party insurers where there has been downward pressure and uncertainty due to factors outside the physicians’ control.
Through Diagnostic Services, we also offer an outsourced cardiac event monitoring service through our Telerhythmics business. Providing these services offers flexibility and convenience to our customers who do not have to incur the cost and staffing and equipment to monitor patients as part of their standard of care. Our cardiac event monitoring services are provided primarily through an independent diagnostic testing facility model which allows us to bill Medicare, Medicaid or one of the third-party healthcare insurers directly for services provided. As such, our cardiac event monitoring services are subject to reimbursements from Medicare, Medicare and third-party insurers which are subject to change on a periodic basis. Our cardiac event monitoring services are mainly provided to hospitals and physician practices.
Our Diagnostic Imaging segment's revenue is derived primarily from selling solid-state gamma cameras and camera maintenance contracts. We sell our imaging systems to physician offices, hospitals and imaging centers primarily in the United States, although we have sold a small number of imaging systems internationally. We have relationships and agreements with distributors around the world and believe over time we will continue to develop these relationships to the point where we can eventually grow our sales outside the United States.

Our Diagnostic Services Business
Diagnostic Services offers a variety of services, including portable nuclear and ultrasound imaging services and cardiac event monitoring services. We have obtained Intersocietal Commission for Nuclear Cardiology Laboratories (ICANL) and Intersocietal Commission for Echocardiography Laboratories (ICAEL) accreditation for our imaging services. Our nuclear modality services include an imaging system, a certified nuclear medicine technologist and a cardiac stress technician (often a certified or a trained nurse or paramedic), the supply of radiopharmaceuticals, and required licensing services for the performance of nuclear imaging procedures under the supervision of physicians. Our licensing infrastructure provides the radioactive materials license, radiation safety officer services, radiation safety training, monitoring and compliant policies and procedures, and the quality assurance function to ensure adherence to applicable state and federal nuclear regulations. The ultrasound imaging service is similar, in that we provide the ultrasound equipment and an experienced ultrasound technologist to perform the service.
Our portable nuclear imaging operations use a “hub and spoke” model in which centrally located regional hubs anchor multiple van routes in the surrounding metropolitan areas. At our Diagnostic Services hubs, clinical personnel load the equipment, radiopharmaceuticals, and other supplies onto specially equipped vans for transport to the physician’s office or other customer locations, where they set up the equipment for the day. After quality assurance testing, a technologist under the physician’s supervision will gather patient information, inject the patient with a radiopharmaceutical, and then acquire the images for interpretation by the physician.
We provide nuclear and ultrasound services primarily under annual contracts for services delivered on a per-day basis. Under these agreements, physicians pay us a fixed amount for each day and they commit to the scheduling of a minimum number of service days during the contract term, which normally runs for one year. The same fixed payment amount is due for each day regardless of the number of patients seen or the reimbursement or payment obtained by the physician, practice, hospital, or imaging center.
On March 13, 2014, we acquired 100% of the membership interest of Telerhythmics, LLC. Telerhythmics is a provider of 24 hour cardiac monitoring services by critical care trained registered nurses who maintain expertise in adult and pediatric electrophysiology. Telerhythmics and Digirad have a similar customer base, yet with only minor overlaps in current customers. We believe this similar customer base will allow us to leverage each company’s strengths to grow sales and also diversify Digirad service offerings. The activities of Telerhythmics are included in the Diagnostics Services business segment.
Our cardiac event monitoring services are provided via a call center based operation in Memphis, Tennessee, and services customers throughout the United States on an outsourced basis to hospitals and physician practices. For these services we operate under an independent diagnostic testing facility model which allows us to bill Medicare, Medicaid or one of the third-party healthcare insurers directly for services provided.
Our Diagnostic Imaging Business
Digirad sells a line of nuclear imaging cameras for nuclear cardiology and general nuclear medicine applications. Our cameras are used in hospitals, imaging centers, physician offices and by mobile service providers. The central component of a nuclear camera is the detector and it ultimately determines the overall clinical quality of the image a camera produces. Our nuclear cameras feature detectors based on advanced proprietary solid-state technology developed by us. Solid-state systems have a number of benefits over conventional photomultiplier tube-based camera designs typically offered by our competitors. Our solid-state technology systems are typically 2 - 5 times lighter and considerably more compact than most traditional nuclear systems, making them far easier and less costly to build, very reliable, and able to be utilized for mobile applications.
Our Cardius® family of dedicated cardiac SPECT solid-state imagers are noted for their compactness, portability and unique upright imaging capabilities that make it possible to image patients up to 500 pounds in a sitting position. Upright imaging makes it possible to image large bariatric, COPD (Chronic Obstructive Pulmonary Disease) or claustrophobic patients that typically could not be imaged lying down on competitive systems and afford our users the ability to generate added revenue to their practices. We offer fixed dual-head and triple-head cardiac camera models for dedicated use within a facility and a portable dual-head configuration that makes it possible to move the system to provide service to multiple rooms or sites. We are a market leader in the mobile solid-state nuclear camera segment. Our Cardius® XACT SPECT/CT system features a triple-head design and a low dose volume CT attenuation correction methodology, making it possible to perform studies faster with greater interpretation diagnostic confidence. Our XACT camera is sought by departments seeking to improve productivity, increase clinical accuracy or employ new low dose clinical protocols.
Our ergoTM large-field-of-view imaging system is targeted to hospitals with multi-camera general nuclear medicine departments, academic centers, pediatric hospitals, regional trauma centers, women’s health centers, and cancer centers. Most general nuclear medicine departments have the need for a single-head planar portable camera for imaging patients more conveniently on hospital stretchers, for imaging patients that cannot be moved, and for imaging patient’s at their bedside (pediatrics, intensive care units, critical care units, emergency rooms, surgical suites, women’s health clinics, or on regular patient floors). A single-head planar camera provides a more economical and convenient way to perform approximately 25% or more of all studies commonly performed in general nuclear medicine. It also opens the door to perform studies on critically ill patients in the patient’s room and the ability to perform molecular breast imaging protocols that offer new revenue generation potential while improving the standard of patient care.
Our Offices
We maintain our principal executive offices at 1048 Industrial Court, Suwanee, GA 30024. Our telephone number is 858-726-1600. Our website is located at www.digirad.com. Other than as described in “Where You Can Find More Information” below, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our website address is included as an inactive textual reference only.
The Securities We May Offer
We may offer or sell common stock, preferred stock, warrants, debt securities and/or units in one or more offerings and in any combination either individually or as units comprised of one or more other securities. The aggregate offering price of the securities sold pursuant to this prospectus will not exceed $20,000,000.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, on a continuous or delayed basis, or as otherwise set forth below under “Plan of Distribution.” The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation and the nature of our arrangements with them will be described in the applicable prospectus supplement. A prospectus supplement, which we will provide each time we offer securities with this prospectus, will describe the specific amounts, prices and terms of the securities being offered. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement. We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us, and will be described in the applicable prospectus supplement. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities.
Common Stock
We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We paid our first cash dividend on common stock of $0.05 per common share on November 22, 2013. We presently intend to continue the payment of regular quarterly cash dividends on our common stock, although we may determine to discontinue in the future. Our ability to pay dividends could be affected by future business performance, liquidity, and capital needs.
Preferred stock
We may issue preferred stock in one or more series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of Digirad, voting rights and rights to convert into common stock or other securities.
Warrants
We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Units
We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our annual report on Form 10-K for the fiscal year ended December 31, 2013 and other filings (including quarterly reports on Form 10-Q) filed with the SEC which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or incorporated by reference in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any applicable prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
Risks Related to this Offering and our Stock
Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.
Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. Our management might not apply the net proceeds from the offering of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You will not have the opportunity to influence our decisions on how to use such proceeds.
The market price of our common stock may be volatile, and the value of your investment could decline significantly.
The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of new products by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market price of our shares of common stock will not fall in the future.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports; proxy statements; and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Through our website at www.digirad.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet website.

FORWARD-LOOKING STATEMENTS
This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.
Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed in the sections entitled “Risk Factors” contained in this prospectus and each prospectus supplement, as well as in our annual report on Form 10-K for the fiscal year ended December 31, 2013 and other filings (including quarterly reports on Form 10-Q) filed with the SEC. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by U.S. federal securities law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends for the years ended December 31, 2009, 2010, 2011, 2012, 2013 and for the nine months ended September 30, 2014.

		Years Ended December 31,
(Dollars in Millions)	9 Months Ended September 30, 2014	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	8.8	1.8	—	—	—	3.5

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	8.8	1.8	—	—	—	3.5
We reported a net loss for the years ended December 31, 2010, 2011, 2012 and would have needed to generate additional income of $6,110,000, $3,260,000, and $5,001,000, respectively, to cover our fixed charges of $281,000, $280,000, and $265,000, respectively.
For purposes of computing the ratio of earnings to fixed charges, earnings consist of consolidated income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense and an estimate of the interest within rental expense.
For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of consolidated income (loss) from continuing operations before income taxes plus fixed charges. Combined fixed charges and preferred stock dividends consist of interest expense, an estimate of interest within rental expense and preferred stock dividends.

USE OF PROCEEDS
Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include acquisitions, working capital, capital expenditures, dividends, and repurchases of our common stock or other securities. Pending these uses, the net proceeds may also be temporarily invested in cash equivalents or short-term securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

PLAN OF DISTRIBUTION
We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through one or more underwriters or dealers,

•	directly to one or more purchasers,

•	through agents, or

•	through a combination of any of these methods of sale.
As applicable, we and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents,

•	any public offering price,

•	the proceeds from such sale,

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any over-allotment options under which underwriters may purchase additional securities from us,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any securities exchanges on which the securities may be listed.
We may distribute the securities from time to time in one or more of the following ways:

•	in one or more transactions at a fixed public offering price or prices, which may be changed,

•	at prices relating to prevailing market prices at the time of sale,

•	at varying prices determined at the time of sale,

•	at negotiated prices, or

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.
Unless otherwise indicated in the applicable prospectus supplement, if we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.
Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, concessions, or commissions on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

•
Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•
Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotments, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.
Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for our company in the ordinary course of business for which they receive compensation.

SECURITIES WE MAY OFFER
The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and provisions of the various types of securities that we may offer. Any prospectus supplement may also add, update, or change information contained in this prospectus, including the material terms and provisions of the securities as described in this prospectus. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
In this prospectus, we refer to the common stock, warrants and units collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $20,000,000.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK
This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our Restated Certificate of Incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the General Corporation Law of the State of Delaware, which we refer to as “Delaware law,” our Restated Certificate of Incorporation, our Amended and Restated Bylaws, the rights of the holders of our preferred stock, if any, as well as outstanding indebtedness, if any.
As of January 13, 2015, under our Restated Certificate of Incorporation, we had the authority to issue 80,000,000 shares of common stock, par value $0.0001 per share, of which 18,615,945 shares of our common stock were outstanding as of that date. From time to time, we have issued and expect to continue to issue options and other stock-based rights, including restricted stock units, or RSUs, to various lenders, investors, advisors, consultants, employees, officers, and directors of Digirad. As of January 13, 2015, we had outstanding (i) stock options to purchase 1,458,355 shares of our common stock at a weighted average exercise price of $2.62 per share, of which 560,435 shares of common stock were issuable upon exercise of vested stock options as of that date; and (ii) 88,468 shares of common stock issuable upon vesting of RSUs, with no RSUs vested as of that date.
The following description of our common stock, and any description of our common stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Delaware law and the actual terms and provisions contained in our Restated Certificate of Incorporation and our Amended and Restated Bylaws, each as amended from time to time.
Dividend Rights
Subject to limitations under Delaware law and subject to the rights, preferences, privileges, restrictions and other matters pertaining to series of preferred stock that may from time to time in the future come into existence, the holders of the common stock are entitled to receive, when, as and if declared by our board of directors, out of any assets of the Digirad legally available therefor, such dividends as may be declared from time to time by our board of directors.
Dividend Policy
We paid our first cash dividend on common stock of $0.05 per common share on November 22, 2013. We presently intend to continue the payment of regular quarterly cash dividends on our common stock, although we may determine to discontinue in the future. Our ability to pay dividends could be affected by future business performance, liquidity, and capital needs. The right of our board of directors to declare dividends or make any distributions to our stockholders is subject to any indebtedness outstanding from time to time and the availability of sufficient funds under Delaware law to pay dividends.
Voting Rights
Each outstanding share of common stock is entitled to one vote per share of record on all matters submitted to a vote of stockholders and to vote together as a single class for the election of directors and in respect of other corporate matters. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy decides any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Restated Certificate of Incorporation, a different vote is required, in which case such express provision governs and controls the decision of such question. Directors are elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Holders of shares of common stock do not have cumulative voting rights.
Other Rights and Preferences
Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are, and all shares our common stock offered by this prospectus will be, validly issued, fully paid and nonassessable. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any of our outstanding preferred stock.
Listing
Our common stock is listed on the NASDAQ Global Market under the symbol “DRAD.”

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF PREFERRED STOCK
Pursuant to our Restated Certificate of Incorporation, our board of directors is authorized, without further stockholder approval, to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series. Our Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock designates 500,000 shares of preferred stock “Series A Participating Preferred Stock”. Our Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock designates 500,000 shares of preferred stock “Series B Participating Preferred Stock.” We currently have no outstanding shares of preferred stock.
Our board of directors is authorized to fix or alter from time to time the designations, powers, preferences and rights of each such series of preferred stock and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Any series of preferred stock may possess voting, dividend, liquidation, redemption rights and other rights superior to that of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued by us in the future.
We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, as applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	whether the preferred stock will be convertible into our common stock or our other securities, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on the repurchase or redemption of shares, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right would be in addition to any voting rights that may be provided for in the applicable certificate of designation.

CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS AND DELAWARE LAW
The following paragraphs summarize certain provisions of Delaware law and our Restated Certificate of Incorporation and Amended and Restated Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and to our Restated Certificate of Incorporation and our Amended and Restated Bylaws, copies of which are on file with the SEC as exhibits to reports previously filed by us. See “Where You Can Find More Information.”
Restated Certificate of Incorporation and Amended and Restated Bylaws
Certain provisions of Digirad’s charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of Digirad’s common stock. This description is intended as a summary only and is qualified in its entirety by reference to our Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as Delaware law. These provisions provide that:

•	any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent;

•
special meetings of our stockholders may be called only by the president, chief executive officer, chairman of the board of directors, a majority of the members of the board of directors or stockholders holding not less than 20% of the total number of votes to be cast at such a meeting;

•
for stockholder proposals to be brought before an annual meeting of our stockholders, such proposals must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors; and

•
authorize our board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Series A Participating Preferred Stock and Preferred Stock Rights Agreement
On November 22, 2005, pursuant to a Preferred Stock Rights Agreement between Digirad and American Stock Transfer & Trust Company as Rights Agent, dated November 22, 2005, our board of directors effected a declared dividend of one right to purchase one one-thousandth share of Series A Participating Preferred Stock of Digirad for each outstanding share of Common Stock of Digirad.  The dividend was payable on December 12, 2005, to stockholders of record as of the close of business on that date.  Each right entitles the registered holder to purchase from Digirad one one-thousandth of a share of Series A Participating Preferred Stock at an exercise price of $20.00 subject to adjustment.
The rights will become exercisable upon the earlier of (a) the tenth day (or such later date as may be determined by our board of directors) after a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of Digirad common stock then outstanding, or (b) the tenth business day (or such later date as may be determined by our board of directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 20% or more of Digirad’s then outstanding common stock.
The rights are designed to protect and maximize the value of the outstanding equity interests in Digirad in the event of an unsolicited attempt by an acquirer to take over Digirad in a manner or on terms not approved by the Board of Directors.  The rights are intended to deter coercive takeover tactics, including a gradual accumulation of shares in the open market of 20% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally.  These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares. The rights are not intended to prevent a takeover of Digirad.  However, the rights may have the effect of rendering more difficult or discouraging an acquisition of Digirad deemed undesirable by our board of directors.  The rights may cause substantial dilution to a person or group that attempts to acquire Digirad on terms or in a manner not approved by our board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.
Subject to certain restrictions, the rights may be redeemed by the Digirad at $0.001 per right at any time prior to the distribution date.
Series B Participating Preferred Stock and Tax Benefit Preservation Plan
On May 23, 2013, our board of directors adopted a tax benefit preservation plan and we entered into a Tax Benefit Preservation Plan, a 382 rights agreement, with American Stock Transfer & Trust Company. The Tax Benefit Preservation Plan is intended to diminish the risk that our ability to use our net operating loss carryforwards to reduce future federal income tax obligations may become substantially limited due to an “ownership change,” as defined in Section 382 of the Internal Revenue Code. In connection with the adoption of the tax benefit preservation plan, our board of directors authorized and declared a dividend distribution of one right for each outstanding share of Digirad common stock to stockholders of record as of the close of business on June 4, 2013. Each right entitles the registered holder to purchase from Digirad one one-thousandth of a share of Series B Participating Preferred Stock, par value $0.0001 per share, of Digirad at an exercise price of $20.00 per one one-thousandth of a share of Series B Participating Preferred Stock, subject to adjustment. The Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock designates 500,000 shares of preferred stock “Series B Participating Preferred Stock.”
The rights become exercisable following (i) the 10th business day (or such later date as may be determined by our board of directors) after the public announcement that an acquiring person has acquired beneficial ownership of 4.99% or more of the common shares of Digirad or (ii) the 10th business day (or such later date as may be determined by our board of directors) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.99% or more of the common shares of Digirad.
In addition, upon the occurrence of certain events, the exercise price of the rights would be adjusted and holders of the rights (other than rights owned by an acquiring person or group) would be entitled to purchase common stock at approximately half of market value. Given the potential adjustment of the exercise price of the rights, the rights could cause substantial dilution to a person or group that acquires 4.99% or more of Digirad’s common stock on terms not approved by our board of directors.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law, which regulates certain business combination involving some Delaware corporations. In general, Section 203 provides that, if an "interested stockholder" may not engage in certain business combinations (including, but not limited to, mergers, consolidations, certain asset sales and other transactions resulting in a financial benefit to the interested stockholder ) with the Delaware corporation for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner or an exception applies. In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of shares of our common stock, preferred stock or of debt securities. Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.
While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.
We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.
We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number, and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each such security;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the minimum amount of the warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the U.S. federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.
Unless specified in an applicable prospectus supplement, warrants will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holder of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash shares of common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common stock. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•
issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase, or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•
pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•
issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the common stock;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.
If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, or other property with respect to or in exchange for their securities, the holders of the warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:

•
 issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, warrants and debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, warrants and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, warrant or debt security included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon by Olshan Frome Wolosky LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.
We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 20, 2014;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed on May 2, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 4, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed on October 31, 2014;

•
Current Reports on Form 8-K filed with the SEC on: January 27, 2014, January 30, 2014, March 14, 2014, May 13, 2014, October 30, 2014, December 15, 2014, and January 15, 2015 (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items);

•	Definitive Proxy Statement on Schedule 14A (other than the portions thereof which are furnished and not filed), filed with the SEC on April 8, 2014; and

•
The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed under Section 12(g) of the Exchange Act on June 3, 2004, including any subsequent amendment or report filed for the purpose of updating or amending such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents or reports that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to our corporate Secretary at: Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024, or you may call us at: 858-726-1600.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

PROSPECTUS SUPPLEMENTS
This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.        Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses payable by the registrant in connection with the offering described in the registration statement. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be Paid
SEC Registration Fee	$2,324
Accountants’ Fees and Expenses	20,000
Legal Fees and Expenses	20,000
Transfer Agent and Trustee Fees and Expenses	10,000
Printing and Engraving Expenses	5,000
Miscellaneous Fees	12,000
Total	$69,324
Item 15.        Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Digirad has adopted provisions in its Restated Certificate of Incorporation that eliminate the personal liability of its directors for a breach of their fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to Digirad or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Digirad’s Restated Certificate of Incorporation also authorizes Digirad to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the Delaware General Corporation Law, Digirad’s restated bylaws provide that:

•	Digirad may indemnify its directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•
Digirad may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in its restated bylaws are not exclusive.
Digirad has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.
We have entered into indemnification agreements with each of the our directors and with certain officers of Digirad. The indemnification agreements contractually obligate Digirad to indemnify each director and officer party to such indemnification agreements and to advance expenses on behalf of each such director or officer. Our obligations under the indemnification agreements are in addition to any other rights the indemnified director or officer may otherwise be entitled to by operation of law, vote of Digirad’s stockholders or directors or otherwise (including under our Restated Certificate of Incorporation and amended and restated).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.    Exhibits.

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement

1.2*	Form of At-The-Market Offering Agreement

2.1
Asset Purchase Agreement, by and between Digirad Corporation, Digirad Imaging Solutions, Inc., Digirad Ultrascan Solutions, Inc. and Ultrascan, Inc. dated May 1, 2007 (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed with the Commission on May 7, 2007.)

2.2
Asset Purchase Agreement, dated February 2, 2009, by and among the Company, Digirad Imaging Solutions, Inc. and MD Office Solutions (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on February 6, 2009.)

2.3
Asset Purchase Agreement, dated as of March 2, 2009, by and among Digirad Imaging Solutions, Inc. Daniel D. Rice, Denise Nelson, Greg Nelson and Antigua Medical Services, LLC (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on March 4, 2009.)

2.4
Membership Interest Purchase Agreement, dated March 13, 2014 by and among Digirad Imaging Solutions, Inc. and the Sellers party thereto (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on March 14, 2014.)

3.1	Restated Certificate of Incorporation of Digirad Corporation (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 3, 2006.)

3.2	Amended and Restated Bylaws of Digirad Corporation (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on May 9, 2007.)

3.3
Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock Of Digirad Corporation (Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 8-A originally filed with the Commission on November 29, 2005.)

3.4
Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on May 24, 2013.)

4.1
Form of Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-113760) originally filed with the Commission on March 19, 2004, as amended thereafter)

4.2
Preferred Stock Rights Agreement, by and between Digirad Corporation and American Stock Transfer and Trust Company, dated November 22, 2005 (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A originally filed with the Commission on November 29, 2005)

4.3
Tax Benefit Preservation Plan by and between Digirad Corporation and American Stock Transfer & Trust Company, dated as of May 23, 2013 (Incorporated by re reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on May 24, 2013.)

4.4
First Amendment to Tax Benefit Preservation Plan, dated November 11, 2013, by and between the Company and American Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 10.26 to the Company's report on Form 10-K filed with the Commission on March 20, 2014).

4.5*	Form of Certificate of Designation of Preferred Stock

4.6*	Form of Certificate for Preferred Stock

4.7*	Form of Warrant Agreement

4.8*	Form of Warrant Certificate

4.9	Form of Indenture

4.10*	Form of Debt Security

4.11*	Form of Unit Agreement

4.12*	Form of Unit Certificate

5.1	Opinion of Olshan Frome Wolosky LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1*	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939
____________
*    If applicable, to be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.    Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on the 16th day of January, 2015.

DIGIRAD CORPORATION

By:	/S/ MATTHEW G. MOLCHAN
Matthew G. Molchan
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS , that each person whose signature appears below constitutes and appoints jointly and severally, Matthew G. Molchan and Jeffry R. Keyes and each one of them, as his or her true and lawful attorneys-in-fact and agents,each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their, his, or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/S/ MATTHEW G. MOLCHAN	President, Chief Executive Officer,	January 16, 2015
Matthew G. Molchan	and Director (Principal Executive Officer)

/S/ JEFFRY R. KEYES	Chief Financial Officer	January 16, 2015
Jeffry R. Keyes	(Principal Accounting and Financial Officer)

/S/ JEFFREY E. EBERWEIN	Director	January 15, 2015
Jeffrey E. Eberwein

/S/ JOHN M. CLIMACO	Director	January 15, 2015
John M. Climaco

/S/ CHARLES M. GILLMAN	Director	January 16, 2015
Charles M. Gillman

/S/ JOHN W. SAYWARD	Director	January 16, 2015
John W. Sayward

/S/ MICHAEL A. CUNNION	Director	January 15, 2015
Michael A. Cunnion

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement

1.2*	Form of At-The-Market Offering Agreement

2.1
Asset Purchase Agreement, by and between Digirad Corporation, Digirad Imaging Solutions, Inc., Digirad Ultrascan Solutions, Inc. and Ultrascan, Inc. dated May 1, 2007 (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed with the Commission on May 7, 2007.)

2.2
Asset Purchase Agreement, dated February 2, 2009, by and among the Company, Digirad Imaging Solutions, Inc. and MD Office Solutions (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on February 6, 2009.)

2.3
Asset Purchase Agreement, dated as of March 2, 2009, by and among Digirad Imaging Solutions, Inc. Daniel D. Rice, Denise Nelson, Greg Nelson and Antigua Medical Services, LLC (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on March 4, 2009.)

2.4
Membership Interest Purchase Agreement, dated March 13, 2014 by and among Digirad Imaging Solutions, Inc. and the Sellers party thereto (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on March 14, 2014.)

3.1	Restated Certificate of Incorporation of Digirad Corporation (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 3, 2006.)

3.2	Amended and Restated Bylaws of Digirad Corporation (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on May 9, 2007.)

3.3
Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock Of Digirad Corporation (Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 8-A originally filed with the Commission on November 29, 2005.)

3.4
Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on May 24, 2013.)

4.1
Form of Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-113760) originally filed with the Commission on March 19, 2004, as amended thereafter)

4.2
Preferred Stock Rights Agreement, by and between Digirad Corporation and American Stock Transfer and Trust Company, dated November 22, 2005 (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A originally filed with the Commission on November 29, 2005)

4.3
Tax Benefit Preservation Plan by and between Digirad Corporation and American Stock Transfer & Trust Company, dated as of May 23, 2013 (Incorporated by re reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on May 24, 2013.)

4.4
First Amendment to Tax Benefit Preservation Plan, dated November 11, 2013, by and between the Company and American Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 10.26 to the Company's report on Form 10-K filed with the Commission on March 20, 2014).

4.5*	Form of Certificate of Designation of Preferred Stock

4.6*	Form of Certificate for Preferred Stock

4.7*	Form of Warrant Agreement

4.8*	Form of Warrant Certificate

4.9	Form of Indenture

4.10*	Form of Debt Security

4.11*	Form of Unit Agreement

4.12*	Form of Unit Certificate

5.1	Opinion of Olshan Frome Wolosky LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1*	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

____________
*    If applicable, to be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.